Exhibit 3(c) under Form N-1A
                                          Exhibit 4 under Item 601/Reg. S-K


                              BLANCHARD FUNDS

                   BLANCHARD FLEXIBLE TAX-FREE BOND FUND



                             P O R T F O L I O
                                                     SEE REVERSE
ACCOUNT NO. ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS
            SIDE FOR CERTAIN
                                                     DEFINITIONS



THIS IS TO CERTIFY THAT                           IS THE OWNER OF




   FULLY-PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST of CUSIP
                                 093212603

  the BLANCHARD FLEXIBLE TAX-FREE BOND FUND Portfolio of BLANCHARD FUNDS

   hereafter called the ``Trust,'' transferable on the books of the Trust by the owner, in person or by duly authorized attorney, upon surrender of this
   Certificate properly endorsed.
          The shares represented hereby are issued and shall be held subject to the provisions of the Declaration of Trust and By-Laws of the Trust, and
   all amendments thereto, to all of which the holder by acceptance hereof assets.
     This Certificate is not valid unless countersigned by the Transfer
Agent.
     IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed in its name by its proper officers and to be sealed with its Seal.


PRESIDENT & TREASURER                             CHAIRMAN